UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Master Research and Collaboration Agreement

On December 2, 2013, OncoMed Pharmaceuticals, Inc. (the “Company” or “OncoMed”) entered into a Master Research and Collaboration Agreement (the “Agreement”) with Celgene Corporation (“Celgene”) pursuant to which the Company and Celgene will collaborate on research and development programs directed to the discovery and development of novel anti-CSC biologic therapeutics, and, if Celgene exercises an option to do so, the discovery, development and commercialization of novel anti-CSC small molecule therapeutics. Pursuant to the biologic therapeutic programs, OncoMed will conduct further development of demcizumab (OMP-21M18, or anti-DLL4), bispecific antibodies targeting DLL4 and VEGF (“Bispecific Antibodies”), biologic therapeutics directed to targets in the RSPO-LGR signaling pathway, and biologic therapeutics directed to targets in an undisclosed pathway. Celgene has options to obtain an exclusive license to develop further and commercialize biologic therapeutics in specified programs, which may be exercised during specified time periods through completion of certain clinical trials, provided that such completion occurs within a specified time period (the “Option Period”). Celgene’s options may be exercised on a program-by-program basis for up to six biologic programs, including a demcizumab program, the Bispecific Antibody program, and up to four programs targeting the RSPO-LGR signaling pathway and/or targets in the undisclosed pathway. Celgene also has a seventh option, which, if exercised at any time until the fourth anniversary of the date of the Agreement, would permit Celgene to discover, develop and commercialize small molecule therapeutics directed to targets in an undisclosed pathway under the collaboration.

Pursuant to the Agreement, OncoMed leads the discovery and development of biologic therapeutic products prior to Celgene’s exercise of its option, which Celgene may elect to do on a program-by-program basis. With respect to biologic therapeutics targeting the RSPO-LGR signaling pathway and the undisclosed pathway, prior to Celgene’s exercise of its option for a given program, Celgene is required to designate each program for which it wishes to retain the right to exercise its option, based on data generated by OncoMed, for up to a maximum of four programs across both the RSPO-LGR signaling pathway and the undisclosed pathway. Celgene’s right to designate programs to identify biologic therapeutics that target the RSPO-LGR signaling pathway or the undisclosed pathway will expire on the fourth anniversary of the date of the Agreement or, if Celgene makes a specified extension payment to OncoMed prior to expiration of such right for each of the RSPO-LGR signaling pathway and the undisclosed pathway development programs, upon the sixth anniversary of the date of the Agreement. Following such designation(s), Celgene will have the right to exercise its option for each such program (up to four in total) within the Option Period.

Following Celgene’s exercise of its option for a biologic therapeutic program, OncoMed and Celgene will enter into an agreed form of co-development and co-commercialization agreement for such program, pursuant to which OncoMed will have the right to co-develop and to co-commercialize products arising out of such program in the United States, and Celgene will have the exclusive right to develop and commercialize products arising out of such program outside of the United States. OncoMed’s involvement in co-commercialization will include participation in specified promotion activities by means of an OncoMed dedicated sales force of up to half of the overall sales force for the applicable program products, as well as marketing and other commercial activities, with Celgene booking sales of products. However, for one program targeting either the RSPO-LGR signaling pathway or the undisclosed pathway, and any program for which OncoMed elects not to co-develop and co-commercialize products arising from such program, OncoMed and Celgene will instead enter into an agreed form of a license agreement, pursuant to which Celgene retains all rights to develop further and commercialize biologic therapeutic products on a worldwide basis, with certain support for development from OncoMed. OncoMed may elect not to co-develop and co-commercialize any products arising under such programs at any time, either prior to, or following Celgene’s option exercise, with the exception of a defined period of time near commercial launch of a product under a program. If OncoMed opts out of its co-development and co-commercialization rights with respect to a program, Celgene will have the exclusive right to develop and commercialize products arising out of such program. With respect to small molecule therapeutics targeting an undisclosed pathway, following Celgene’s exercise of its option, OncoMed will collaborate with Celgene on the discovery of and research on small molecule therapeutics, but Celgene will be solely responsible for development and commercialization of such therapeutics.

In addition to an upfront cash payment of $155.0 million, OncoMed is eligible to receive option fees upon Celgene’s exercise of the option for each biologic therapeutic program (for up to six biologic therapeutic programs). The collaboration also includes milestone payments for achievement of specified development, regulatory and commercial milestones, paid on a per-product and per-program basis. The option exercise payments and payments for achievement of development, regulatory and commercial milestones may total up to (1) approximately $790.0 million for products in the demcizumab program, including an undisclosed payment upon the achievement of certain pre-determined safety criteria in Phase II clinical trials with respect to demcizumab, (2) $505.0 million for products in the Bispecific Antibody program, and (3) approximately $440.0 million for products achieving regulatory approval that are directed to targets in each of the RSPO-LGR signaling pathway and the undisclosed pathway programs for which Celgene exercises its option.

For programs in which OncoMed is co-developing and co-commercializing biologic therapeutic products in the United States, OncoMed is also entitled to share 50% of all product profits and losses in the United States. For such programs outside the United States, OncoMed is eligible to receive tiered royalties equal to a percentage of net product sales outside of the United States for each biologic program as follows: tiered royalties in the double-digits for demcizumab and royalties in the mid-single digits to the mid-teens for other biologics programs. If OncoMed elects not to co-develop or co-commercialize biologic therapeutic products or does not have the right to do so for a given program, Celgene is required to pay OncoMed tiered royalties equal to a percentage of net product sales worldwide (tiered royalties in the double-digits for demcizumab and royalties in the high-single digits to the high-teens for other biologics programs), with such royalties being increased where OncoMed had the right to co-develop and co-commercialize such biologic therapeutic products under such program but elected not to do so. OncoMed is responsible for funding all research and development activities for biologic therapeutics under the collaboration prior to Celgene’s exercise of the option for such program.

OncoMed is also entitled to receive payments from Celgene upon exercise of its option for the small molecule program, as well as certain development and regulatory milestone payments through regulatory approval totaling over $100.0 million. OncoMed will receive royalties equal to a percentage of worldwide net sales of small molecule products in the low- to mid-single digits.

The Agreement will terminate upon the expiration of all of Celgene’s payment obligations under all license or co-development and co-commercialization agreements entered into with respect to programs following Celgene’s exercise of an option for a given program, or if Celgene fails to exercise its options within the Option Period. The Agreement may be terminated by either party for the insolvency of, or an uncured material breach of the Agreement by, the other party. In addition, Celgene may terminate the Agreement in its entirety or with respect to one or more programs subject to the collaboration, for any reason, upon 120 days’ prior written notice to OncoMed and upon 60 days’ prior written notice in the event that Celgene reasonably believes that such termination is necessary in order to comply with any antitrust laws. OncoMed may also terminate the Agreement with respect to one or more programs in the event that Celgene challenges the licensed patents with respect to such program.

If Celgene does not exercise its option with respect to a biologic therapeutic program within the Option Period, OncoMed retains worldwide rights to such program(s), except that if Celgene exercises its option to obtain a license for either the demcizumab program or the Bispecific Antibody program, then for so long as such license is in effect, OncoMed cannot develop or commercialize products under the other of such two programs. In addition, under certain termination circumstances, OncoMed would also have worldwide rights to the terminated biologic therapeutic programs.

OncoMed expects to file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2013 and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the text of the Agreement when filed.

OncoMed issued a press release on December 3, 2013 announcing the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Equity Placement

On December 2, 2013, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Celgene. Pursuant to the Purchase Agreement, OncoMed agreed to sell 1,470,588 shares of the Company’s common stock, par value $0.001 per share, to Celgene at a price of $15.13 per share. This will result in gross proceeds to the Company of approximately $22.3 million.

In connection with the Purchase Agreement, on December 2, 2013, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Celgene. Pursuant to the Registration Rights Agreement, OncoMed agreed to, after the Company has qualified for the use of Form S-3 and upon the written request of Celgene, prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 for purposes of registering the resale of the shares specified in Celgene’s written request. OncoMed also agreed, among other things, to indemnify Celgene under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s) above $10,000 per registration statement and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing description is only a summary and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on
Form 8-K.

Forward-Looking Statements

To the extent that statements contained in this Current Report on Form 8-K are not descriptions of historical facts regarding OncoMed Pharmaceuticals, Inc., they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including OncoMed’s expectations regarding the ability of OncoMed to advance its research and development pipeline, including its discovery and preclinical pipeline and its anti-CSC therapeutics in clinical trials; OncoMed’s expectations regarding its ability to co-develop and co-commercialize demcizumab or any other product candidate; the receipt of the upfront payment from Celgene and the completion of the private placement of shares of OncoMed’s common stock; OncoMed’s ability to discover and develop novel anti-CSC therapeutics; OncoMed’s expectations regarding its ability to realize substantial potential downstream value and profits from its alliance with Celgene; and the potential of OncoMed’s product candidates to significantly impact cancer treatment and the clinical outcome of patients with cancer. Such forward-looking statements involve substantial risks and uncertainties that could cause OncoMed’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; the risks and uncertainties of the regulatory approval process; OncoMed’s dependence on its collaboration partners, including GSK and Bayer, for the funding of its partnered programs; OncoMed’s ability to raise additional capital to support the development of its unpartnered programs; OncoMed’s dependence on the development and marketing efforts of its partners for the commercial success of its partnered product candidates; OncoMed’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials; OncoMed’s reliance on single source third-party contract manufacturing organizations to manufacture and supply its product candidates; OncoMed’s ability to validate, develop and obtain regulatory approval for companion diagnostics; OncoMed’s ability to achieve market acceptance and commercial success of its product candidates once regulatory approval is achieved; OncoMed’s ability to discover, develop and commercialize additional product candidates; the ability of competitors to discover, develop or commercialize competing products more quickly or more successfully; OncoMed’s dependence on its Chairman and Chief Executive Officer, its Chief Scientific Officer, its Chief Medical Officer and other key executives; risk of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate OncoMed’s patents or proprietary rights; and the ability of OncoMed’s proprietary rights to protect its technologies and product candidates. OncoMed undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to OncoMed’s business in general, see OncoMed’s Prospectus filed with the Securities and Exchange Commission on July 18, 2013 and OncoMed’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 13, 2013.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02.

The sale of shares of the Company’s common stock to Celgene pursuant to the Purchase Agreement will be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, or Securities Act, as amended, and Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act. Celgene represented that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a “Qualified Institutional Buyer” within the meaning of Rule 144A promulgated under the Securities Act, (b) it is acquiring the securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such securities or any arrangement or understanding with any other persons regarding the distribution of such securities, except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder, and (c) has requested, received, reviewed and considered all information Celgene deems relevant in making an informed decision to purchase the securities. Appropriate legends will be affixed to the securities. The securities to be sold and issued in connection with the Purchase Agreement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of December 2, 2013, by and between OncoMed Pharmaceuticals, Inc. and Celgene Corporation.

10.1	Securities Purchase Agreement, dated as of December 2, 2013, by and between OncoMed Pharmaceuticals, Inc. and Celgene Corporation.

99.1	Press Release, dated December 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2013	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ William D. Waddill
William D. Waddill
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of December 2, 2013, by and between OncoMed Pharmaceuticals, Inc. and Celgene Corporation.

10.1	Securities Purchase Agreement, dated as of December 2, 2013, by and between OncoMed Pharmaceuticals, Inc. and Celgene Corporation.

99.1	Press Release, dated December 3, 2013